Exhibit 10.2

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 9, 2008 (the “Effective Date”) among BLUECREST CAPITAL FINANCE, L.P., a Delaware limited partnership (“BlueCrest”), the other Lenders listed on Schedule 1.1 hereof and otherwise party hereto, and BlueCrest in its capacity as agent for the Lenders (the “Agent”), BlueCrest in its capacity as lead arranger (in such capacity, the “Arranger”), and PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation (“Peregrine”), and AVID BIOSERVICES, INC., a Delaware corporation (“Avid,” and together with Peregrine, jointly and severally, individually and collectively, referred to as “Borrower”), provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders.  The parties agree as follows:

1             ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2             LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay.  Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1       Growth Capital Advances.

(a)           Availability.  Subject to the terms and conditions of this Agreement, during the Growth Capital Draw Period, Lenders agree, severally and not jointly, to make advances to Borrower (each a “Growth Capital Advance” and, collectively, the “Growth Capital Advances”) not exceeding the Growth Capital Line according to each Lender's pro-rata share of the Growth Capital Line (based upon the respective Commitment Percentage of each Lender).  After repayment, no Growth Capital Advance may be reborrowed.  The Growth Capital Advances shall be available in two tranches.  The first tranche (“Tranche One”) shall be in an amount equal to Five Million Dollars ($5,000,000) and shall be advanced within ten (10) calendar days after the Effective Date.  The second tranche (“Tranche Two”) shall be in an amount equal to Five Million Dollars ($5,000,000) and shall be available to be advanced only within the fifteen (15) Business Day period following the satisfaction of the following conditions, but shall not be advanced after the Growth Capital Commitment Termination Date:

(i)           Peregrine receives (in cash) at least (x) $7,500,000 in gross proceeds from the issuance of new equity after the Effective Date or (y) $20,000,000 in net proceeds from the sale of Avid;

(ii)           the interim results from either (x) the Phase II bavituximab and carboplatin breast cancer study or (y) the Phase II bavituximab and carboplatin lung cancer study meet the predetermined response rate sufficient to continue Stage B enrollment as specified in the respective clinical protocol for such study, and proven to the reasonable satisfaction of Agent; and

(iii)           no Default or Event of Default has occurred or is continuing.

(c)           Repayment.  Commencing on the seventh (7th) Interest Payment Date for each Growth Capital Advance, and on each Interest Payment Date thereafter, Borrower shall pay to Lenders as a principal payment under such Growth Capital Advance outstanding an amount equal to the “Amortization Payment” (defined below) as an amortization payment in respect of such Growth Capital Advance.  The term “Amortization Payment” means the principal payment based upon a straight-line amortization of equal monthly principal payments through the Growth Capital Line Maturity Date.  The final payment of all unpaid principal and accrued interest is due and payable in full on the Growth Capital Line Maturity Date.

(d)           Mandatory Prepayment Upon an Acceleration.  If the Growth Capital Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Final Payment, (iii) the Prepayment Fee, and (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)           Permitted Prepayment of Growth Capital Advances.   So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Advances advanced by Lenders under this Agreement, provided Borrower (i) delivers written notice to Agent of its election to prepay the Growth Capital Advances at least thirty (30) days prior to such prepayment, and (ii) pays to Lenders, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Final Payment,  (C) the Prepayment Fee, and (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.  Notwithstanding the foregoing, Lenders shall waive fifty percent (50%) of the Prepayment Fee in the event Borrower refinances all of the Obligations within thirty (30) days after Lenders’ demand for Borrower to pay increased costs or additional costs pursuant to Section 2.4 hereof.

2.2           Payment of Interest on the Credit Extensions.

(a)           Computation of Interest.  Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(b)           Interest Payments.  Subject to the provisions of Sections 2.2(c) and 3.5 below, each Growth Capital Advance shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to (i) the greater of (A) the LIBOR Rate in effect for the applicable Interest Period or (B) three percent (3%), plus (ii) the LIBOR Rate Margin, adjusted on the first day of each Interest Period and fixed for the duration of each such Interest Period.  Pursuant to the terms hereof, interest on each Growth Capital Advance shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Growth Capital Advance pursuant to this Agreement for the portion of any Growth Capital Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the Growth Capital Advances shall be due and payable on the Growth Capital Line Maturity Date.

(c)           Default Interest.  After and during the continuation of an Event of Default, Obligations shall bear interest of five percent (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.2(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(d)           Debit of Accounts.  Lenders may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments when due, or any other amounts Borrower owes Lenders under the Loan Documents, when due.  These debits shall not constitute a set-off.

(e)           Payments.  Unless otherwise provided, interest is payable monthly on each Interest Payment Date.  Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.  All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  All payments required under this Agreement are to be made directly to Lenders.

(f)           Maximum Lawful Rate.  In no event shall the interest charged hereunder, with respect to the notes (if any) or any other obligations of Borrower under any Loan Documents exceed the maximum amount permitted under the Laws of the State of Maryland or of any other applicable jurisdiction.  Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable.  Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate.  If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Growth Capital Advances or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.3           Fees.  Borrower shall pay to Lenders:

(a)           Commitment Fee.  A fully earned, non-refundable commitment fee of (i) $50,000 in regard to Tranche One, due and payable on the Effective Date, and (ii) $50,000 in regard to Tranche Two (the “Tranche Two Commitment Fee”) due and payable on the earliest to occur of (A) the funding of Tranche Two or (B) June 30, 2009 (if the condition in Section 2.1.1(a)(ii) has been met prior to such date); provided, however, that the Tranche Two Commitment Fee shall be waived if the condition in Section 2.1.1(a)(ii) has not been met prior to June 30, 2009;

(b)           Prepayment Fee.  The Prepayment Fee, when due hereunder;

(c)           Final Payment.  The Final Payment, when due hereunder; and

(d)           Lenders' Expenses.  All Lenders' Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, within ten (10) Business Days following written demand therefor, net of the $50,000 deposit previously paid by Borrower.

2.4           Additional Costs.  If any new Law or regulation increases Lender’s costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Agent notifies Borrower of such increased costs.  Each Lender agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with such Lender's customary practice.

2.5           Payments and Taxes.  Any and all payments made by Borrower under this Agreement or any Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) other than any taxes imposed on or measured by any Lender’s overall net income and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of any Lender being organized or resident, conducting business (other than a business deemed to arise from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, or otherwise with respect to, this Agreement or any Loan Documents) or having its principal office in such jurisdiction (“Indemnified Taxes”).  If any Indemnified Taxes shall be required by Law to be withheld or deducted from or in respect of any sum payable under this Agreement or any Loan Documents to any Lender (w) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (x) Borrower shall make such withholdings or deductions, (y) Borrower shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable Law and (z) Borrower shall deliver to such Lender evidence of such payment.  Borrower’s obligation hereunder shall survive the termination of this Agreement.

3              CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Lenders, such documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate, including, without limitation:

(a)           Agent shall have received duly executed original signatures to the Loan Documents to which Borrower is a party;

(b)           Agent shall have received duly executed original signatures to the Control Agreement[s];

(c)           Agent shall have received Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)           Agent shall have received duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e)           Agent shall have received certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)           Agent shall have received the Perfection Certificate executed by Borrower;

(g)           Agent shall have received a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(h)           BlueCrest shall have (i) assigned to another Lender (the “Assignee Lender”) a seventy percent (70%) Commitment Percentage under the Growth Capital Line and all rights, remedies and obligations in connection therewith, and resigned as Agent and agreed to permit such Assignee Lender to become the Agent and Arranger;

(i)           Agent shall have received payment of the fees and Lenders' Expenses then due as specified in Section 2.3 hereof; and

(j)           Agent shall have received evidence, satisfactory to Agent, that all Liens set forth in clause (l) of the definition of “Permitted Liens” have been terminated.

3.2           Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           (i) Agent’s receipt of a promissory note or promissory notes, as the case may be, in substantially the form agreed upon by the parties hereto as of the Effective Date, executed by Borrower in favor of each Lender (one promissory note per Lender) with a face amount equal to the portion of the applicable Credit Extension to be funded by the applicable Lender, and (ii) except as otherwise provided in Section 3.4, timely receipt of an executed Advance Request Form;

(b)           the representations and warranties in Section 5 shall be true, correct and complete in all material respects on the date of the Advance Request Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)           in such Lender’s sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor has there been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent.

3.3           Covenant to Deliver.  Borrower agrees to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition to any Credit Extension.  Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Agent of any such item shall not constitute a waiver by Lenders of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Agent’s sole discretion.

3.4           Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance set forth in this Agreement, to obtain a Growth Capital Advance, Borrower shall notify Agent (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time five (5) Business Days prior to the date the Growth Capital Advance is to be made.  Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Advance Request Form executed by a Responsible Officer or his or her designee.  Upon receipt of an Advance Request Form, Agent shall promptly provide a copy of the same to each Lender.  Agent may rely on any telephone notice given by a person whom such Agent believes is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower's Designated Deposit Account, an amount equal to its Commitment Percentage multiplied by the amount of the Growth Capital Advance.  Each Lender may make Growth Capital Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Growth Capital Advances are necessary to meet Obligations which have become due.

3.5           Special Provisions Governing Growth Capital Advances.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the matters covered:

(a)           Determination of Applicable Interest Rate.  As soon as practicable on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Growth Capital Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

(b)           No Breakage Fees.  Borrower shall not incur any breakage fees associated with the prepayment of Growth Capital Advances on a day that is not the last day of the relevant Interest Period.

(c)           Inability to Determine Applicable Interest Rate.  In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Growth Capital Advance, that adequate and fair means do not exist for ascertaining the interest rate applicable to such Growth Capital Advance on the basis provided for in the definition of LIBOR Rate, then Agent may select a comparable replacement index and corresponding margin.

4              CREATION OF SECURITY INTEREST

4.1           Grant of Security Interest.  Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority security interest in the Collateral (subject only to Permitted Liens that may have superior priority under this Agreement).  If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof (and further details as may be required by Agent) and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.  If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time as the Lenders' obligation to make Credit Extensions has terminated, the Agent, at Borrower’s sole cost and expense, shall release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2           Authorization to File Financing Statements.  Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s  and each Lender's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of the Agent and the Lenders under the Code.

5               REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1           Due Organization and Authorization.  Borrower and each of its Subsidiaries, if any, are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business.  In connection with this Agreement, Borrower has delivered to Agent a completed perfection certificate signed by Borrower (the “Perfection Certificate”).  Borrower represents and warrants that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type (except for changes to its authorized capital and the establishment of a stockholders’ rights plan), or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2           Collateral.

(a)           Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Collateral Accounts other than the Collateral Accounts with Agent, the Collateral Accounts, if any, described in the Perfection Certificate, or of which Borrower has given Agent notice and taken such actions as are necessary to give Agent for the ratable benefit of all Lenders a perfected security interest therein.

(b)           The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.  None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Agent notice pursuant to Section 7.2.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Agent and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Agent in its sole discretion.

(c)           All Inventory is in all material respects of good and marketable quality, free from material defects.

(d)           All of Borrower’s Material Intellectual Property, including all licenses under which Borrower is the licensee of any such Material Intellectual Property owned by another Person, are set forth on Schedule 5.2.  Such Schedule 5.2 indicates in each case the expiration date of such Material Intellectual Property and whether such Material Intellectual Property (or application therefor) is owned or licensed by Borrower, and in the case of any such licensed Material Intellectual Property, lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Material Intellectual Property is licensed, the expiration date of such license and the expiration date of the underlying Material Intellectual Property, whether or not such license is an exclusive license and whether there are any purported restrictions in such license on the ability to Borrower to grant a security interest in and/or to transfer any of its rights as a licensee under such license.

5.3           Litigation.  Except as set forth in Schedule 5.3 and except for actions or proceedings in regard to which Agent has received notice under Section 6.2(a)(iv), there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00).

5.4           No Material Deviation in Financial Statements.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent fairly present, in conformity with GAAP, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Agent.

5.5           Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6           Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company” under the Investment Company Act of 1940.  Borrower is not engaged in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” or a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has not violated any Laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are current.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of the Borrower, its Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7           Subsidiaries; Investments.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8           Tax Returns and Payments; Pension Contributions.  Borrower has timely filed all required tax returns and reports (including those relating to employee tax withholding, social security and unemployment taxes), and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower.  Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower.  Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9           Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital

5.10         Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11         Regulatory Developments.

(a)           All Products and all Required Permits are listed on Schedule 5.11 (as updated from time to time pursuant to Section 6.2(d)), and Borrower has delivered to Agent a copy of all Required Permits to the extent requested by Agent pursuant to Section 6.2(d);

(b)           Without limiting the generality of Section 5.6 above, with respect to any Product being tested or manufactured by Borrower, Borrower has received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (A) Borrower’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by Borrower should cease;

(c)           Without limiting the generality of Section 5.6 above, with respect to any Product marketed or sold by Borrower, Borrower shall have received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower, and Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(d)           Without limiting the generality of Section 5.6 above, (i) there have been no adverse clinical test results which could cause a Material Adverse Change, and (ii) there have been no Product recalls or voluntary Product withdrawals from any market; and

(e)           Borrower has not (since the Effective Date) experienced any significant failures in their manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

6              AFFIRMATIVE COVENANTS

Until all Obligations have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall do all of the following:

6.1           Government Compliance.

(a)           Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all Laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower’s business.

(b)           Use commercially reasonable efforts to obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent for the ratable benefit of the Lenders, in all of its property.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.

(c)           In connection with the development, testing, manufacture, marketing or sale of each and any Product by Borrower, Borrower shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could have a material adverse effect on Borrower’s business, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by Borrower as such activities are at any such time being conducted by Borrower.

6.2           Financial Statements, Reports, Certificates.

(a)           Deliver to Agent:  (i) as soon as available, but no later than five (5) days after filing with the Securities Exchange Commission, Peregrine’s 10K, 10Q, and 8K reports; (ii) a Compliance Certificate together with delivery of the 10K and 10Q reports; (iii) within 60 days after the end of each fiscal year, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Peregrine’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any litigation or governmental proceedings pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more or could result in a Material Adverse Change; (v) prompt notice of an event that materially and adversely affects the value of the Borrower’s Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Agent reasonably requests.  Peregrine’s 10K, 10Q, and 8K reports required to be delivered pursuant to Section 6.2(a)(i) shall be deemed to have been delivered on the date on which Peregrine posts such report or provides a link thereto on Borrower’s or another website on the Internet; provided, that Borrower shall provide paper copies to Agent of the Compliance Certificates required by Section 6.2(a)(ii).

(b)           Borrower will keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall allow, at the sole cost of Borrower, Agent, and Lenders to visit and inspect any of its properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of its operations and the Collateral, to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of Borrower and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired.  Notwithstanding the foregoing, such audits shall be conducted at Borrower's expense no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

(c)           Borrower shall deliver to Agent an updated Schedule 5.2 promptly upon Borrower’s acquisition or development of any Material Intellectual Property not already listed on Schedule 5.2 and upon any other material change in Borrower’s Material Intellectual Property from that listed on Schedule 5.2.

(d)           If after the Effective Date, Borrower wishes to manufacture, sell, develop, test or market any new Product, Borrower shall give prior written notice to Agent of such intention (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) along with a copy of an amended and restated Schedule 5.11; and further, provided, that, if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall promptly give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

6.3           Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4           Taxes; Pensions.  Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Agent, within a reasonable period of time (not to exceed five (5) Business Days) following demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5           Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent.  All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, the Agent, as an additional insured.  All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Agent at least twenty (20) days notice before canceling, amending, or declining to renew its policy.  At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy with respect to any casualty event involving the Collateral shall, at Lenders’ option, be payable to Lenders on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $50,000 with respect to any loss, but not exceeding $100,000, in the aggregate, for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged Collateral; provided that any such replaced or repaired Collateral (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy with respect to any casualty event involving the Collateral shall, at the option of Lenders, be payable to Lenders on account of the Obligations.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6           Operating Accounts.  For each Collateral Account that Borrower at any time maintains with institutions other than Agent, provided the Borrower received prior consent from the Agent, Borrower shall cause the applicable bank or financial institution (other than Agent) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent's Lien in such Collateral Account in accordance with the terms hereunder.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent by Borrower as such.

6.7           Intellectual Property Rights.  Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property.  Except as indicated on Schedule 5.2, Borrower is and all times shall be the sole and exclusive owner or licensee of the entire and unencumbered right, title and interest in and to each such Material Intellectual Property, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement.  All Material Intellectual Property is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.  Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property.  Borrower shall, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do the following: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly advise Agent in writing of material infringements of its Intellectual Property; and (c) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent.  Within ten (10) days after the end of each calendar quarter, Borrower shall provide written notice to Agent of (i) any patent, registered trademark or servicemark, registered mask work, or any pending application for any of the foregoing, obtained by Borrower, whether as owner, licensee or otherwise, and (ii) any patent or the registration of any trademark or servicemark applied for by Borrower, and Borrower shall execute such intellectual property security agreements and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority security interest in favor of Agent, for the ratable benefit of Lenders, in such property.  If Borrower obtains any registered copyright or any pending application for any copyright, then Borrower shall immediately provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority security interest in favor of Agent, for the ratable benefit of Lenders, in such property.   If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the Untied States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  Concurrently with the delivery of the notices required under this Section 6.7 for the applications described above, Borrower shall provide Agent with evidence of the recording of the intellectual property security agreement necessary for Agent, for the ratable benefit of the Lenders, to perfect and maintain a first priority perfected security interest in such property.

6.8           Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to Borrower.

6.9           Further Assurances.  Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.  Deliver to Agent, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.  For the avoidance of doubt, the foregoing requirement to deliver copies of correspondence shall not apply to filings and communications with the FDA respecting protocols for clinical trials that have yet to commence.

6.10         Notices of Defaults and Events of Default.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Default or Event of Default, Borrower shall give written notice to Agent of such occurrence, which such notice shall include a reasonably detailed description of such Default or Event of Default.

6.11         Cash and Cash Equivalents.  In the event of the termination of or other material adverse change to Borrower’s current contract with the U.S. Department of Defense for the study of bavituximab in treating viral hemorrhagic fever, Borrower shall be required at all times thereafter to maintain cash and Cash Equivalents of at least eighty percent (80%) of the then outstanding principal balance under the Growth Capital Advances in a restricted account over which Borrower shall not be permitted to make withdrawals or otherwise exercise control, and with respect to which Borrower has complied with the requirements of Section 6.6.

6.12         Evidence of Insurance.  Within ten (10) days after the Effective Date, Borrower shall deliver to Agent evidence that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders.

6.13         Landlord Waiver.  Within forty-five (45) days after the Effective Date, Peregrine shall deliver to Agent a landlord’s consent acceptable to Agent and executed in favor of Agent, for the ratable benefit of the Lenders, for Peregrine’s leased premises at 14282 Franklin Avenue, Tustin, California 92780 and 5353 W. Alabama, Suite 306, Houston, Texas 77056.

7              NEGATIVE COVENANTS

Until all Obligations have been satisfied in full and Agent and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall not do any of the following without Agent’s prior written consent:

7.1           Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) comprised of the sale of the capital stock of Avid by Peregrine or the sale of all or substantially all of Avid’s assets so long as in either case Peregrine receives at least $15,000,000 in upfront net cash proceeds from such sale (the “Permitted Avid Transaction”).  Agent and Lenders hereby agree to release the Avid Liens, at Borrower’s expense, upon the closing of the Permitted Avid Transaction.

7.2           Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) permit or suffer any Change in Control (except a change in ownership of Avid in connection with the Permitted Avid Transaction).  Borrower shall not, without at least thirty (30) days prior written notice to Agent: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty Five Thousand Dollars ($25,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.  Borrower shall deliver a landlord's waiver, bailee agreement or similar agreement, in form and substance acceptable to Agent in its reasonable discretion, for any location that contains greater than Twenty Five Thousand Dollars ($25,000) in assets (other than in regard to 8858 Rochester Avenue, Rancho Cucamonga, California).

7.3           Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for the Permitted Avid Transaction.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4           Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5           Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.  For the avoidance of doubt, the foregoing provision shall not prohibit the Borrower from in-licensing Intellectual Property.

7.6           Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7           Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may pay dividends solely in common stock or preferred stock to the extent permitted under clause (g) of the definition of “Permitted Indebtedness” in Section 13.1 below, and (ii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as no Default or Event of Default exists at the time of such repurchase and would exist after giving effect to such repurchase, provided such repurchases do not exceed in the aggregate Fifty Thousand Dollars ($50,0000) in any twelve-month period, or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8           Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9           Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10         Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11         Compliance with Anti-Terrorism Laws.  Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent's policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.12         Third Party Possession of Assets.  Maintain assets with a value in excess of $750,000 at 8858 Rochester Avenue, Rancho Cucamonga, California.

8              EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date (provided, however, that if such failure results from a failure of an auto-debit to occur through no fault of Borrower, then no “Event of Default” shall be deemed to have occurred unless Borrower fails to make the applicable payment within two (2) Business Days after Borrower’s receipt of notice from Agent of the failure of such auto-debit), or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Growth Capital Line Maturity Date).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2           Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.1(c), 6.5, 6.6, 6.12, 6.13 or violates any covenant in Section 7;

(b) Borrower fails or neglects to perform any obligation in Sections 6.2 or 6.4 and fails to cure the default within five (5) days after the occurrence thereof; or

(c) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).

8.3           Material Adverse Change.  A Material Adverse Change occurs;

8.4           Attachment.  (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary), on deposit with the Lenders and/or Agent or an Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of One Hundred Thousand Dollars ($100,000.00) becomes a Lien on any of Borrower’s assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice.  These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

8.5           Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6           Other Agreements.  (a) There is a default under the UTSW Agreement or any other agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower’s business, (b) delivery of written notice by UT Southwestern to Borrower of an intended termination under Section 7.2 of the UTSW Agreement, or (c) the termination of the UTSW Agreement.

8.7           Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8           Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent and/or Lenders or to induce Agent and/or Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9           Subordinated Debt.  A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Agent or Lenders, or any creditor that has signed such an agreement with Agent or Lenders breaches any terms of such agreement.

8.10         Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.  For the avoidance of doubt, the foregoing covenant shall not apply to filings or communications with the FDA with respect to protocols for clinical trials that have yet to commence.

8.11         Withdrawals, Recalls, Adverse Test Results and Other Matters.  (a) The institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower or any representative of Borrower from manufacturing, marketing, selling or distributing any Product or Product category, (b) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower or any representative of Borrower, which, in each case, could cause a Material Adverse Change,  (c) the commencement of any enforcement action against Borrower by DEA, FDA, or any other Governmental Authority, (d) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products, or (e) the occurrence of adverse test results in connection with a Product which could cause a Material Adverse Change.

8.12         Criminal Proceeding.  The institution by any Governmental Authority of criminal proceedings against Borrower.

8.13         Lien Priority.   Except as permitted by Agent, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien.

9              RIGHTS AND REMEDIES

9.1           Rights and Remedies.  While an Event of Default occurs and continues Agent may, without notice or demand, do any or all of the following:

(a)           declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent or Lenders);

(b)           stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or Lenders;

(c)           settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s and Lenders' security interest in such funds, and verify the amount of such account;

(d)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(e)           apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Agent or Lenders owing to or for the credit or the account of Borrower;

(f)           ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Agent for the  benefit of the Lenders;

(g)           place a “hold” on any account maintained with Agent or Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)           demand and receive possession of Borrower’s Books; and

(i)           exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2           Power of Attorney.  Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s and Lenders' security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Agent and Lenders are under no further obligation to make Credit Extensions hereunder.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Agent’s and Lenders' obligation to provide Credit Extensions terminates.

9.3           Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lenders' Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

9.4           Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

9.5           Liability for Collateral.  So long as the Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of the Agent and Lenders, the Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6           No Waiver; Remedies Cumulative.  Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given.  Agent’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Agent has all rights and remedies provided under the Code, by law, or in equity.  Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver.  Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7           Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10           NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Agent, any Lender or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Peregrine Pharmaceuticals, Inc. 14282 Franklin Avenue Tustin, California 92780 Attention: Paul Lytle

with a copy to (which shall not constitute notice):	Snell & Wilmer L.L.P. 600 Anton Boulevard, Suite 1400 Costa Mesa, California 92626-7689 Attention : Mark R. Ziebell

If to Agent or Lenders:	BlueCrest Capital Finance, L.P. 225 West Washington, Suite 200 Chicago, Illinois 60606 Attention: Mark King Phone: (312) 368-4978 Facsimile: (312) 443-0126

with a copy to (which shall not constitute notice):	Troutman Sanders LLP 1660 International Drive, 6th floor McLean, Virginia 22102 Attention: David J. Lawson

11            CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Maryland Law governs the Loan Documents (other than the Warrant) without regard to principles of conflicts of law.  Borrower, Lenders and Agent each submit to the exclusive jurisdiction of the State and Federal courts in Maryland.  Notwithstanding the foregoing, nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent and Lenders.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, LENDERS AND AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1         Joint Liability.  Each Person included in the term “Borrower” hereby covenants and agrees with Agent and Lenders as follows:

(a)           The Obligations include all present and future indebtedness, duties, obligations, and liabilities under the Loan Documents, whether now existing or contemplated or hereafter arising, of any one or more of the Persons included in the term “Borrower”.

(b)           Reference in this Agreement and the other Loan Documents to the “Borrower” or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of “Borrower” shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise.

(c)           Each Person included in the term “Borrower” in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of the proceeds of the Credit Extensions, provided, however, that each such Person shall be deemed to have represented and warranted to Agent and Lenders at the time of allocation that each benefit and use of proceeds is permitted under this Agreement.

(d)           Neither Agent nor any Lender assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations by any one or more of the Persons included in the term “Borrower” in connection with any Credit Extension or any other transaction in connection with the provisions of this Agreement.

12.1.2     Inter-Company Debt, Contribution.  Without implying any limitation on the joint and several nature of the Obligations, Agent and Lenders agree that, notwithstanding any other provision of this Agreement, the Persons included in the term “Borrower” may create reasonable inter-company indebtedness between or among the Persons included in the term “Borrower” with respect to the allocation of the benefits and proceeds of the Credit Extensions under this Agreement.  The Persons included in the term “Borrower” agree among themselves, and Agent and Lenders consent to that agreement, that each such Person shall have rights of contribution from all of such Persons to the extent such Person incurs Obligations in excess of the proceeds of the Credit Extensions received by, or allocated to such Person.  All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term “Borrower” to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless Agent agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash.  Each Person included in the term “Borrower” agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations.  Each Person included in the term “Borrower” hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise.  No Person included in the term “Borrower” shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

12.1.3     Borrowers are Integrated Group.

Each Person included in the term “Borrower” hereby represents and warrants to Agent and Lenders that each of them will derive benefits, directly and indirectly, from each Credit Extension, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the Credit Extensions provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual loan arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the Credit Extensions.

12.1.4     Primary Obligations.

The obligations and liabilities of each Person included in the term “Borrower” shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term “Borrower”, Agent, any Lender and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by Agent and Lenders of any remedies they may have against Persons included in the term “Borrower” with respect to this Agreement, or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law.  Without limiting the generality of the foregoing, neither Agent nor any Lender shall be required to make any demand upon any of the Persons included in the term “Borrower”, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term “Borrower” or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder.  Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term “Borrower”, either in the same action, if any, brought against any one or more of the Persons included in the term “Borrower” or in separate actions or proceedings, as often as Agent or Lenders may deem expedient or advisable.  Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term “Borrower”, any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state Law initiated by or against any one or more of the Persons included in the term “Borrower”, in their respective capacities as borrowers and guarantors under this Agreement, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of any other Borrower under this Agreement in any manner whatsoever, and this Agreement shall remain and continue in full force and effect.  It is the intent and purpose of this Agreement that each Person included in the term “Borrower” shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term “Borrower” agree that they shall be liable for the full amount of the obligations and liabilities under this Agreement regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term “Borrower”, any other guarantor or any other obligor under any of the Loan Documents, that may result from any such proceedings.

12.2         Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).  Lenders and Agent have the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents, including without limitation, an assignment to any Affiliate or any related party.  Borrower shall establish and maintain a record of ownership (the “Register”) in which it agrees to register by book entry each Lender’s and each initial and subsequent assignee’s interest in each Credit Extension, and in the right to receive any payments hereunder and any assignment of any such interest.  Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including the notes in respect hereof) are registered obligations and the right, title, and interest of each Lender and its assignees therein shall be transferable upon notation of such transfer in the Register, pursuant to Borrower’s obligation above.  In no event is any note to be considered a bearer instrument or bearer obligation.  This Section shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

12.3         Indemnification/Expenses.

(a)           Borrower agrees to indemnify, defend and hold Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or the Lenders harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lenders' Expenses incurred, or paid by Lenders and/or Agent from, following, or arising from transactions between Agent, and/or Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Agent’s or Lenders' gross negligence, willful misconduct or violation of the Law.

(b)           Borrower hereby indemnifies, defends and holds Agent and the Lenders and their respective officers, employees, and agents (collectively called the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Growth Capital Advances, except that Borrower shall not have any obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence, willful misconduct or violation of the Law of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

12.4         Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5         Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6         Amendments in Writing; Integration.  All amendments to this Agreement must be in writing and signed by Agent, Lenders and Borrower.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8         Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.3 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9         Confidentiality.  In handling any confidential information, Lenders and Agent shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lenders' and Agent’s Subsidiaries, Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lenders and Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by Law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; and (e) as Agent considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (i) is in the public domain or in Lenders' and/or Agent’s possession when disclosed to Lenders and/or Agent, or becomes part of the public domain after disclosure to Lenders and/or Agent; or (ii) is disclosed to Lenders and/or Agent by a third party, if Lenders and/or Agent does not know that the third party is prohibited from disclosing the information.

12.10       Right of Set Off.   Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or Lenders or any entity under the control of Agent or Lenders (including an Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11       Publicity.

Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law (including the rules and regulations of the Securities and Exchange Commission), subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure.

Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication.  In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.  With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower's approval.

12.11      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13            DEFINITIONS

13.1         Definitions.  As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance Request Form” is that certain form attached hereto as Exhibit B.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.  For purposes of Section 12.9, the term “Affiliates” in regard to a Lender shall also include any entity that provides capital to such Lender to facilitate such Lender’s business activities.

“Agent” means, BlueCrest, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Arrangers” is defined in the preamble hereof.

“Assignee Lender” is defined in Section 3.1(h).

“Avid” is defined in the preamble hereof.

“Avid Liens” means the Liens granted by Peregrine in favor of Agent, for the ratable benefit of Lenders, on the capital stock of Avid and the Liens granted by Avid in favor of Agent, for the ratable benefit of Lenders, on the assets of Avid.

“Base LIBOR Rate” means, for any Interest Period, the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Interest Period of, if such day is not a Business Day on the preceding Business Day) in the amount of $1,000,000 are offered to major banks in the London interbank market on or about 11:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period, which determination shall be conclusive in the absence of manifest error.

“Blocked Person” means any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“BlueCrest” is defined in the preamble hereof.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Agent is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition;  (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” is a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of greater than 35% of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Maryland; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Maryland, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Growth Capital Advance or any other extension of credit by Agent or Lenders under this Agreement or the Loan Documents for Borrower’s benefit.

“DEA” means the Drug Enforcement Administration of the United States of America and any successor agency thereof.

“Default” is any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is collectively Borrower’s deposit account, account numbers 033003xxxx, 033003xxxx, and 033003xxxx, maintained with Union Bank of California and over which Agent has been granted control for the ratable benefit of all Lenders.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“Effective Amount” means with respect to any Growth Capital Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and prepayments or repayments thereof occurring on such date.

“Effective Date” is defined in the preamble of this Agreement.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Final Payment” is a payment in regard to each Growth Capital Advance (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the amount of such Growth Capital Advance multiplied by the Final Payment Percentage, due on the earlier of (a) the Growth Capital Line Maturity Date, (b) the acceleration of such Growth Capital Advance or (c) the prepayment of the Growth Capital Advances in accordance with Section 2.1.1(e); provided, however, that fifty percent (50%) of the portion of the Final Payment owed to any Lender shall be waived by such Lender in the event of a prepayment using proceeds of a credit facility provided in whole or in part by such Lender which refinances the Obligations.

“Final Payment Percentage” is, for each Growth Capital Advance, three percent (3.0%).

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Growth Capital Advance” or “Growth Capital Advances” is defined in Section 2.1.1(a).

“Growth Capital Draw Period” is the period of time commencing upon the Effective Date and continuing through the earliest to occur of (i) the Growth Capital Commitment Termination Date, (ii) an Event of Default, or (iii) the existence of any Default.

“Growth Capital Commitment Termination Date” is June 30, 2009.

“Growth Capital Line” is a Growth Capital Advance or Growth Capital Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000.00).

“Growth Capital Line Maturity Date” is, for each Growth Capital Advance, December 9, 2011.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations and (e) preferred stock issued by Borrower.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable Law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Payment Date” means the first day of each month.

“Interest Period” means the one-month period starting on the first day of each month and ending on the last day of such month; provided, however, that the first Interest Period for each Growth Capital Advance shall commence on the date that the applicable Growth Capital Advance is made and end on the last day of such month.

“Interest Rate Determination Date” means the second Business Day prior to the first day of the related Interest Period.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Agent dated of even date herewith.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Borrower in any particular circumstance.

“Lender” is any one of the Lenders.

“Lenders” shall mean the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are, subject to specific limitations contained in the Loan Documents, all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Lenders and Agent for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower relating to this Agreement or to the other Loan Documents, provided that, if requested by Borrower in writing, all such fees, expenses, and costs are supported by written invoices or statements.

“LIBOR Rate” means for each Interest Period, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Margin” is nine percentage points (9.0%) per annum.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor in connection with the indebtedness governed by this Agreement, and any other present or future agreement made by Borrower or any Guarantor for the benefit of Lenders and Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the priority of Lenders' Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Intellectual Property” is all of Borrower’s Intellectual Property that is material to the condition (financial or other), business or operations of Borrower.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lenders' Expenses, Prepayment Fees, Final Payments, and other amounts Borrower owes Lenders now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to Lenders and/or Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Peregrine” is defined in the preamble hereof.

“Perfection Certificate” is defined in Section 5.1.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Avid Transaction” is defined in Section 7.1.

“Permitted Indebtedness” is:

(a)           Borrower’s Indebtedness to Lenders and Agent under this Agreement and the other Loan Documents;

(b)           Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)           Subordinated Debt;

(d)           unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and

(f)           Indebtedness secured by Permitted Liens;

(g)           preferred stock issued by Borrower which is not subject to any redemption right or obligation or any other right or obligation which, if exercised or otherwise enforced, would violate Section 7.7 or any other provision of this Agreement; and

(h)           extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)           Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)           Investments consisting of Cash Equivalents;

(c)           Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d)           Investments consisting of deposit accounts in which Agent, for the ratable benefit of Lenders, has a perfected security interest;

(e)           Investments accepted in connection with Transfers permitted by Section 7.1;

(f)           Investments by Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year;

(g)           Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(i)            Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” are:

(a)           Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, if they have no priority over any of Lenders’ Liens;

(c)            purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)           Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $100,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)           Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)            Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)           leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest;

(h)           non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business;

(i)           exclusive licenses of Intellectual Property so long as (i) Borrower’s Board of Directors has approved each such exclusive license and (ii) no such exclusive license involves the products bavituximab or Cotara;

(j)            Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(k)           Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Agent, for the ratable benefit of Lenders, has a perfected security interest in the amounts held in such deposit and/or securities accounts and such Lien does not secure borrowed money; and

(l)            Liens in favor of XMark Fund, L.P. and Xmark Fund Ltd on (i) Peregrine’s registered trademark for “COTARA” registered on February 24, 2004 with registration number 2,817,648 and (ii) certain of Peregrine’s patents, including, without limitation, DETECTION OF NECROTIC MALIGNANT TISSUE AND ASSOCIATED THERAPY registered on May 28, 1991 with registration number 5,019,368; provided, however, that the Liens described in this clause (l) must be terminated prior to advance of the initial Credit Extension hereunder.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” shall be an amount equal to:

(i)	for a prepayment accruing on or prior to December 9, 2009, the Yield Maintenance Amount;

(ii)	for a prepayment accruing after December 9, 2009 and on or prior to December 9, 2010, five percent (5.0%) of the principal amount of any Growth Capital Advance prepaid; or

(iii)	for a prepayment accruing after December 9, 2010, three percent (3.0%) of the principal amount of any Growth Capital Advance prepaid.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on Schedule 5.11 (as updated from time to time in accordance with Section 6.2(d) above); provided that, if Borrower shall fail to comply with the obligations under Section 6.2(d) to give notice to Agent and update Schedule 5.11 prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition; and provided, further, that products manufactured by Avid for unaffiliated third parties shall not be deemed “Products” hereunder.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Change” means, with respect to Lenders, any change on or after the date of this Agreement in United States federal, state, or foreign Laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Lenders, of or under any United States federal or state, or any foreign Laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and Lenders entered into between Agent, the Borrower and the other creditor), on terms acceptable to Agent and Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Transfer” is defined in Section 7.1.

“UT Southwestern” has the meaning set forth in the UTSW Agreement.

“UTSW Agreement” means that certain Exclusive Patent License Agreement between the University of Texas Southwestern and Peregrine Pharmaceuticals, Inc. effective as of August 1, 2001.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date executed by Borrower in favor of each Lender.

“Yield Maintenance Amount” means the sum of the present values (but in any event, not less than zero) of the “Term Margin Component” (defined below) of the remaining payments of interest under this Agreement that will not be made by reason of the early termination of the Growth Capital Line or Lenders’ funding obligations in respect thereof, all as estimated and determined by Agent in accordance with the formula set forth below.  The “Term Margin Component” means the portion of the remaining payments of interest under this Agreement calculated based on (i) an amortized principal sum initially equal to the amount prepaid and the LIBOR Rate Margin and (ii) the sum of the LIBOR Rate Margin plus the amount (if any) by which 3% exceeds the LIBOR Rate.  The present value of each such estimated monthly payment shall be calculated by discounting such estimated payment to the date of prepayment by the Discount Rate.  The “Discount Rate” for each such payment is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.  The “Treasury Rate” is the yield calculated by the linear interpolation of the nominal yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Release”) under the heading “U.S. government securities” and the subheading “Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating what would have been the payment due date of each such estimated payment amount but for the termination or default.  In the event the Release is no longer published, Administrative Agent shall select a comparable publication to determine the Treasury Rate in its commercially reasonable discretion. Borrower agrees that the foregoing calculations are a reasonable approximation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of this Agreement or Lenders’ funding obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the Laws of the State of Maryland as of the Effective Date.

BORROWER:

PEREGRINE PHARMACEUTICALS, INC.

By:/s/ Steven King
Name: Steven King
Title: President and CEO

AVID BIOSERVICES, INC.

By:/s/ Steven King
Name: Steven King
Title: President and CEO

AGENT:

BLUECREST CAPITAL FINANCE, L.P., as Agent
By: BlueCrest Capital Finance GP, LLC, its General Partner

By: /s/ Mark King
Name: Mark King
Title: Managing Director

LENDERS:

BLUECREST CAPITAL FINANCE, L.P., as a Lender
By: BlueCrest Capital Finance GP, LLC, its General Partner

By: /s/ Mark King
Name: Mark King
Title: Managing Director

[Signature page to Loan and Security Agreement]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Lender	Commitment	Commitment Percentage
BlueCrest Capital Finance, L.P.	$10,000,000.00	100.00%

TOTAL	$10,000,000.00	100.00%

[Schedule 1.1 to Loan and Security Agreement]

SCHEDULE 5.2

MATERIAL INTELLECTUAL PROPERTY

Peregrine has exclusive rights to market and sell world-wide the bavituximab family of antibodies for treatment of all solid tumors, non-small cell lung cancer, breast cancer, Hepatitis C and HIV through the following list of patents and license agreements:

Product Covered	Licensor Name	Licensor Address	Lic. Exp. Date	IP Exp. Date	Exclusive?	Restriction

Naked anti-PS antibodies	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2018	Yes	Transferable to successor
VTA	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2014	Yes	Transferable to successor
bavituximab	Avanir Pharmaceuticals	101 Enterprise, Suite 300, Aliso Viejo, CA 92656	10 year from first commercial sale per country	N/A	Yes	Transferable to successor
Anti-PS antibodies	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2022	Yes	Transferable to successor

Peregrine has exclusive rights to market and sell world-wide (except China) the product known as Cotara® (a chimeric antibody labeled with radioactive iodine-131 that targets necrotic tumor cells) for treatment of brain, colon, liver, lung, prostate and pancreatic cancers, through the following list of patents and license agreements:

Description	Registration/ Application Number	Registration/ Application Date
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (US)	10/877,959	06/25/04
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (PCT)	PCT/US04/020492	11/25/05
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (PCT)	2004253924	11/24/05
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (PCT)	200480017742.X	12/23/05
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (EPO – Belgium, Switzerland, Germany, Denmark, Finland, France, Great Britain, Ireland, Netherlands & Sweden)	04785799.0	01/05/06
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (HK)	06109573.0	08/28/06

CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (EPO DIV)	08010871.5	06/13/08
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (India)	419/DELNP/2006	01/23/06
CONTINUOUS LARGE SCALE METHOD FOR PROTEIN LABELING (New Zealand)	543495	11/10/05
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (Australia)	766564	7/2/1999
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (Canada)	2336114	7/2/1999
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (EPO – Denmark, France, Great Britain, Netherlands)	EP1092028B1	7/2/1999
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (Japan)	2000-558212	7/2/1999
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (US)	6827925	9/27/2001
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (US)	10/890,945	7/13/2004
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (EP DIV)	EP0510644.2	5/17/2005
Specific binding proteins including antibodies which bind to the necrotic centre of tumours, and uses thereof (Hong Kong)	06108478.8	7/2/1999
Detection of necrotic malignant tissue and associated therapy (US)	5019368	2/23/1989
Detection of necrotic malignant tissue and associated therapy (US)	5882626	3/13/1991
MODIFIED ANTIBODIES (US)	5194594	9/7/1990
MODIFIED ANTIBODIES (UPO – Denmark, France, Great Britain, Italy, Switzerland)	550663	8/28/1991
MODIFIED ANTIBODIES (Canada)	2090700	8/28/1991
MODIFIED ANTIBODIES (Japan)	3549525	8/28/1991
MODIFIED ANTIBODIES (Japan Div)	2004-13610	8/28/1991
MODIFIED ANTIBODIES (Australia)	649079	8/28/1991
ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (US)	5990286	1/10/1997
ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (EPO – Austria, Switzerland, Denmark, Spain, France , Great Britain, Italy, Russia)	0873139	1/6/1997
ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (Australia)	730388	1/6/1997

2

ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (Canada)	2242750	1/6/1997
ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (Japan)	525384/1997	1/6/1997
ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (Korea)	485240	1/6/1997
ANTIBODIES WITH REDUCED NET POSITIVE CHARGE (Mexico)	985565	1/6/1997

Peregrine has the right to develop, market and sell other technologies such as vasopermeation agents, vascular targeting agents and other technologies (excluding those covering bavituximab and Cotara) through the following list of patents and license agreements:

Licensed Product	Licensor Name	Licensor Address	Lic. Exp. Date	IP Exp. Date	Exclusive?	Restrictions

VEA	University of Southern California	3740 McClintock Ave, Hughes Center EEB 131, Los Angeles, CA 90089-2561	Upon exp of Patents	2009	Yes	Transferable to successor
PEP	University of Southern California	3740 McClintock Ave, Hughes Center EEB 131, Los Angeles, CA 90089-2561	Upon exp of Patents	2016	Yes	Transferable to successor
Coaguligand	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2014	Yes	Transferable to successor
Coaguligand	SCRIPPS Research Inst.	10550 North Torrey Pines Road, La Jolla CA 92037	Upon exp of Patents	2014	Yes	Transferable to successor
VTA	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2014	Yes	Transferable to successor
Tissue Factor	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2017	Yes	Transferable to successor
AntiPS-Conjugates	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2018	Yes	Transferable to successor
VPF	Beth Israel Deaconess Medical Center	330 Brookline Ave, FN 2, Boston, MA 02215	Upon exp of Patents	2011	Yes	Transferable to successor
Anti-VEGF	Univ. of Texas System	201 W. 7th Street, Austin, TX 78701	Upon exp of Patents	2019	Yes	Transferable to successor
PS-peptide conjugate	MD Anderson Cancer Center	1515 Holcombe Blvd, Houston, TX 77030	Upon exp of Patents	2017	Yes	Transferable to successor
Nicked Beta-2GP1	MD Anderson Cancer Center	1515 Holcombe Blvd, Houston, TX 77030	Upon exp of Patents	2022	Yes	Transferable to successor

3

SCHEDULE 5.3

LITIGATION

On January 12, 2007, Peregrine filed a complaint in the Superior Court of the State of California for the County of Orange against Cancer Therapeutics Laboratories (“CTL”).  The original complaint has been amended three times based on the ongoing discovery to include claims against Shanghai MediPharm and its related entities, and Alan Epstein, MD.  The lawsuit alleges claims for breach of contract, interference with contractual relations, declaratory relief, and injunctive relief against the defendants.  Peregrine's claims stem from a 1995 license agreement with CTL, and two amendments thereto (collectively referred to as the "License Agreement").  Peregrine claims that CTL breached the License Agreement by, among other things, (i) not sharing with Peregrine all inventions, technology, know-how, patents and other information, derived and/or developed in the People’s Republic of China and/or at the CTL laboratory, as was required under the License Agreement; (ii) not splitting revenue appropriately with Peregrine as required under the License Agreement; (iii) utilizing Peregrine's licensed technologies outside of the People’s Republic of China; and (iv) failing to enter a sublicense agreement with a Chinese sponsor obligating the Chinese sponsor to comply with the terms and obligations in the License Agreement.  Peregrine further alleges that Medibiotech and Shanghai Medipharm Biotech Co., Ltd. ("Medipharm Entities") interfered with the License Agreement, leading to CTL's breaches.  This interference by the Medipharm Entities includes: 1) posturing Shanghai Medipharm as the designated sublicensee under the License Agreement, without binding any of the Medipharm Entities  to the terms and obligations of an appropriate sublicense agreement called for under the License Agreement; 2) entering into a license agreement with defendant Epstein ("Epstein License Agreement") instead of CTL; 3) restricting the information CTL was allowed to provide to Peregrine, thereby prohibiting CTL from providing to Peregrine all information required under the License Agreement; and 4) providing compensation to CTL, and its principals, so that CTL would enter agreements that prohibited CTL from performing under the License Agreement.  These same monetary inducements also interfered with the 1999 Material Transfer Agreement between Peregrine and Dr. Epstein ("MTA"), and caused Dr. Epstein to breach the MTA.  Dr. Epstein has attempted to have our claims against him referred to binding arbitration.  The Superior Court has declined his request.

On March 28, 2007, CTL filed a cross-complaint, which it amended on May 30, 2007, alleging that the Company breached the Agreement, improperly terminated the Agreement, is interfering with CTL’s agreements with various MediPharm entities and is double-licensing the technology licensed to CTL to another party.  CTL’s cross-complaint, which seeks $20 million in damages, is in part predicated on the existence of a sublicense agreement between CTL and MediPharm.  Peregrine is challenging the cross-complaint on the basis that not only did CTL fail to allege an agreement with which the Company interfered, they have been unable to produce the alleged sublicense agreement with MediPharm despite our repeated demands.

On February 22, 2008, the MediPharm entities filed a cross-complaint alleging, as a third party beneficiary, that that the Company breached the Agreement by double-licensing the technology licensed to CTL to another party, intentionally interfered with a prospective economic advantage, and unjust enrichment.  MediPharm’s cross-complaint, which seeks $30 million in damages, is in part predicated on MediPharm being the “Chinese Sponsor” under the Agreement.  Peregrine intends to bring pre-trial motions to dispose of the MediPharm Cross-Complaint.

1

SCHEDULE 5.11

PRODUCTS

ANTI-PS PLATFORM TECHNOLOGY:

Borrower has a number of Products in discovery and pre-clinical research that are covered under the Borrower’s Anti-PS platform technology.   The following represents Products that are in clinical trials or later stage pre-clinical development:  bavituximab, PGN635, and PGN632.

TNT PLATFORM TECHNOLOGY:

Borrower has a number of Products in discovery and pre-clinical research that are covered under the Borrower’s TNT platform technology.  The following represent Products that are in clinical trials or later stage pre-clinical development:  Cotara® and NHS76.

PERMITS:

The following represents a list of Required Permits:

Permit	Permit Number
California Drug Manufacturing License	63637
Designated Representative License	EXC 14347
FDA Labeler Code	67062
California Device Manufacturing License	63637

1

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, goods, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), commercial tort claims, including without limitation claims for interference with contractual relations and other tort claims arising from Peregrine Pharmaceuticals, Inc. v. Cancer Therapeutics Laboratories et al., filed on January 12, 2007 in the Superior Court of the State of California for the County of Orange as Case No. 07CC00544, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

1

EXHIBIT B
Advance Request Form
Deadline for same day processing is Noon E.S.T.

Date: ______________

Re:  Loan and Security Agreement dated December 9, 2008 (“Loan Agreement”)

Borrower(s) Name:  PEREGRINE PHARMACEUTICALS, INC. and AVID BIOSERVICES, INC.

LOAN ADVANCE REQUEST

The undersigned Borrower hereby requests an advance under the Loan Agreement in the gross amount of $___________________.  Borrower consents to the application of the gross advance to the following expenses and acknowledges that the net loan advance will be the amount shown below:

Gross Advance:	$___________

Less:
Legal fees, including search expenses:	$___________
Background searches	$___________
Insurance review	$___________
Diligence fees	$___________
Document preparation fee	$___________
Commitment fee or installment thereof	$___________
Payoff	$___________
Other	$___________

Plus:
Good faith deposit	$___________

Net loan advance:	$___________

PLEASE FILL-OUT OUTGOING WIRE INSTRUCTIONS (FORM ATTACHED) FOR THE FULL AMOUNT OF THE NET LOAN ADVANCE.

All Borrower’s representations and warranties in the Loan Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.  All conditions precedent to the credit extension herein requested, as set forth in Section 3 of the Loan Agreement, have been satisfied.

BORROWER:

PEREGRINE PHARMACEUTICALS, INC.

By:________________________________________
Name:______________________________________
Title:_______________________________________

AVID BIOSERVICES, INC.

By:_________________________________________
Name:______________________________________
Title:_______________________________________

1

EXHIBIT B
Advance Request Form
Deadline for same day processing is Noon E.S.T.

OUTGOING WIRE INSTRUCTIONS

Amount of wire:
Beneficiary Name:
Beneficiary Bank:
City and State:
Beneficiary Bank Transit (ABA) #:
Contact:
Special instructions:

Amount of wire:
Beneficiary Name:
Beneficiary Bank:
City and State:
Beneficiary Bank Transit (ABA) #:
Contact:
Special instructions:

Amount of wire:
Beneficiary Name:
Beneficiary Bank:
City and State:
Beneficiary Bank Transit (ABA) #:
Contact:
Special instructions:

Amount of wire:
Beneficiary Name:
Beneficiary Bank:
City and State:
Beneficiary Bank Transit (ABA) #:
Contact:
Special instructions:

Amount of wire:
Beneficiary Name:
Beneficiary Bank:
City and State:
Beneficiary Bank Transit (ABA) #:
Contact:
Special instructions:

2

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	BLUECREST CAPITAL FINANCE, L.P., as Agent	Date: ________________________
FROM:	PEREGRINE PHARMACEUTICALS, INC. and AVID BIOSERVICES, INC.

The undersigned authorized officer on behalf of Peregrine Pharmaceuticals, Inc. and Avid Bioservices, Inc. (individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, Agent and the Lenders (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Compliance Certificate	With 10-Q and 10-K	Yes No
Board Approved Projections	FYE within 60 days	Yes No

The following Intellectual Property was registered after the Effective Date (if not registrations, state “None”)

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

PEREGRINE PHARMACEUTICALS, INC. and AVID BIOSERVICES, INC. By: Name: Title:
AGENT USE ONLY

Received by: _____________________
authorized signer
Date:   _________________________

Verified: ________________________
authorized signer
Date:  _________________________

Compliance Status:      Yes     No

1